Exhibit 10.53




                   AMENDED AND RESTATED CONSOLIDATED MORTGAGE


                                  $5,688,598.00



                        MORTGAGOR: PHC OF MICHIGAN, INC.

                   MORTGAGEE: HELLER HEALTHCARE FINANCE, INC.






                                December 6, 2001




                                    Prepared by and after recording, return to:
                                    Katherine R. Lofft, Esq.
                                    Heller Healthcare Finance, Inc.
                                    2 Wisconsin Circle, 4th Floor
                                    Chevy Chase, Maryland  20815

                   AMENDED AND RESTATED CONSOLIDATED MORTGAGE


THIS INSTRUMENT (the "Amended Consolidated Mortgage") WITNESSES: That PHC OF MICHIGAN, INC., a Massachusetts corporation having its principal place of business at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, as "Mortgagor", and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation having its principal office at 2 Wisconsin Circle, 4th Floor, Chevy Chase, Maryland 20815, as "Mortgagee".

                                    RECITALS

WHEREAS, that certain Consolidated Restated Mortgage was previously made by Mortgagor in favor of Mortgagee dated March ___, 2001, and recorded in the official records of the Macomb County, Michigan registrar of deeds (the "Macomb County Records" at Liber ____ Page __ on ___________ __, 2001 (as it may be amended from time to time, the "Original Consolidated Mortgage"), and which Original Consolidated Mortgage secured the obligations of Mortgagor under those certain notes identified in the Recitals to the Consolidated Restated Mortgage and more specifically identified as follows:

     (a) that certain Secured Term Note in the original principal amount of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) made by Mortgagor in favor of Mortgagee's predecessor-in-interest and dated March 12, 1997 (as amended, modified or supplemented from time to time, the "March 1997 Term Note");

     (b) that certain Revolving Credit Note in the original principal amount of Four Million and No/100 Dollars ($4,000,000.00) made by Mortgagor, PHC of Utah, Inc. ("PHCU"), PHC of Virginia, Inc. ("PHCVA"), PHC of Rhode Island, Inc. ("PHCRI") and Pioneer Counseling of Virginia, Inc. in favor of Mortgagee's predecessor-in-interest and dated February 20, 1998 (as amended, modified or supplemented from time to time, the "February 1998 Revolving Credit Note"), which February 1998 Revolving Credit Note was subsequently amended to reduce the principal amount of such note to Three Million and No/100 Dollars ($3,000,000.00);

     (c) that certain Secured Term Note in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) made by Mortgagor in favor of Mortgagee's predecessor-in-interest and dated December 9, 1997 (as amended, modified or supplemented from time to time, the "December 1997 Term Note");

     (d) that certain Secured Term Note in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) made by Mortgagor in favor of Mortgagee and dated November 23, 1999 (as amended, modified or supplemented from time to time, the "November 1999 Term Note"); and

     (e) that certain Secured Term Note in the original principal amount of Five Hundred Thousand and No/1000 Dollars ($500,000.00) made by Mortgagor in favor of Mortgagee and dated May 26, 2000 (as amended, modified or supplemented from time to time, the "May 2000 Term Note");

WHEREAS, the Mortgagor, PHCU and PHCVA have entered into a Consolidating Amended and Restated Secured Term Note dated of even date with this Amended Consolidated Mortgage pursuant to which, among other things, the following obligations have been consolidated and combined: (a) the obligations of Mortgagor under (i) the March 1997 Term Note, (ii) the December 1997 Term Note, (iii) the November 1999 Term Note and (iv) the May 2000 Term Note, (b) the obligations of Mortgagor, PHCU and PHCVA under that certain Letter Agreement dated as of August 9, 2001 (the "Letter Agreement") in respect of the Overline Loan (as defined in the Letter Agreement) made by Lender to Borrower pursuant to the Letter Agreement, and (c) the obligations of PHCVA allocated to it under the February 1998 Revolving Credit Note; and

WHEREAS,   the  Mortgagee  and  the  Mortgagor  desire  to  amend  the  Original
Consolidated Mortgage to (a) reference the new Consolidating Amended and Restated Term Note and (b) increase the amount secured by the Original Consolidated Mortgage to reflect an increase in the obligations of Borrower secured thereby.

NOW, THEREFORE, for value received, Mortgagor mortgages and warrants to Mortgagee the property situated in the City of New Baltimore, County of Macomb, and State of Michigan, with a street address of 35031 23 Mile Road, New Baltimore, Michigan 48047, and legally described as shown on the attached Exhibit A; together with the easements, rights-of-way, licenses, privileges, hereditaments, and appurtenances belonging to the property, and all the rents, issues, leases, and profits, the interest of Mortgagor in the property, either at law or in equity, all buildings, structures, and improvements, and all fixtures located in, on, or affixed to the property, and used or usable in connection with the operation of the property (all of the above-stated property are collectively referred to in this Amended Consolidated Mortgage as the "premises").

     This Amended Consolidated Mortgage is given to secure the following:

     a. payment of the indebtedness evidenced by the Consolidating Amended and Restated Term Note;

     b. payment of the indebtedness of Mortgagor and PHCU only evidenced by the February 1998 Revolving Credit Note;

     c.   payment by Mortgagor to Mortgagee of all sums  expended or advanced by
          Mortgagee   pursuant  to  any  term  or   provision  of  this  Amended
          Consolidated Mortgage;

     d. performance of the covenants, conditions, and agreements contained in this Amended Consolidated Mortgage and in any other documents securing the indebtedness evidenced by the notes described in (a) and (b) above (as amended, modified or restated from time to time, together, the "Notes"); and

     e. all other indebtedness and obligations of Mortgagor currently or subsequently owing to Mortgagee, including but not limited to all future advances under this Amended Consolidated Mortgage or on the Notes, any loan agreements, security agreements, pledge agreements, assignments, mortgages, leases, guarantees, and any other agreements, instruments, or documents previously or subsequently signed by Mortgagor, whether the indebtedness or obligations are direct or indirect, absolute or contingent, primary or secondary, or related or unrelated to the premises or the transaction of which this Mortgage is a part, and any and all partial or full extensions or renewals of this indebtedness or other indebtedness and obligations (all of the foregoing obligations as the same may be amended, modified or restated from time to time are collectively referred to as the "indebtedness").

Mortgagor hereby warrants, covenants, and agrees that:

     1. Title. Mortgagor is seized of the premises, in fee simple. Mortgagor had the right and power to mortgage and warrant the premises as set forth in this Mortgage. The premises are free from all liens and encumbrances except easements and restrictions of record disclosed in Lawyers Title Insurance Policy, Schedule B, Policy No. 135-01-844628, dated May 6, 1997, relating to the premises. Mortgagor will defend the premises against all claims and demands.

     2. Payment of Indebtedness. Mortgagor will pay all indebtedness when due, including the principal and interest, as provided in the Term Notes.

     3. Taxes and Assessments. Until the indebtedness is fully satisfied, Mortgagor will pay all taxes, assessments, and other similar charges and encumbrances levied on the premises before they become delinquent, and will promptly deliver to Mortgagee, without demand, receipts showing the payment.

     4. INTENTIONALLY DELETED.

     5. Change of Law. If, after the date of this Mortgage, any statute or ordinance is passed that changes in any way the laws now in force for the taxation of mortgages or mortgaged debts or the manner in which those taxes are collected, so as to affect this Mortgage or the interest of Mortgagee, the whole of the principal sum secured by this Mortgage, with all interest and charges, if any, at the option of Mortgagee, shall become due and payable.

     6. Insurance. Mortgagor will procure, deliver to, and maintain for the benefit of Mortgagee during the term of this Amended Consolidated
          Mortgage:

     a. a policy of hazard insurance, providing an all-risk extended coverage endorsement, in an amount equal to the highest replacement value of the premises;

     b. a policy of comprehensive public liability insurance insuring against bodily injury, with a coverage limit of at least $1,000,000 per occurrence (and $3,000,000 in the aggregate), and against property damage, with a coverage limit of at least $3,000,000, from any accident or occurrence with respect to the premises.

All policies of insurance required by this paragraph shall be in a form, with companies, and in amounts acceptable to Mortgagee, and shall contain a mortgagee endorsement clause acceptable to Mortgagee, with loss payable to Mortgagee. Mortgagor will pay when due the premiums on any policy of insurance required by Mortgagee, and will deliver to Mortgagee renewals of all policies at least ten
(10) days before their expiration date(s). Duplicates of all policies shall be delivered to Mortgagee.

In the event of any loss or damage to the premises, Mortgagor will give immediate written notice to Mortgagee, and Mortgagee may then make proof of the loss or damage, if it is not promptly made by Mortgagor. All proceeds of insurance shall be payable to Mortgagee, and any affected insurance company is authorized and directed to make payment directly to Mortgagee. Mortgagee is authorized to settle, adjust, or compromise any claims for loss, damage, or destruction under any policy of insurance.

     7. Maintenance and Repair. Mortgagor will not cause or permit the commission of waste on the premises and will keep the premises in good condition and repair. No building or other improvement on the premises shall be removed, demolished, or materially altered without the prior written consent of Mortgagee. Mortgagor will comply with all laws, ordinances, regulations, and orders of all public authorities having jurisdiction over the premises. If the premises, in the sole judgment of Mortgagee, require inspection or repair, Mortgagee may enter upon the premises and inspect and/or repair the premises as Mortgagee may deem advisable, and may take other action as Mortgagee may deem appropriate to preserve the premises. Mortgagor will pay when due all charges for utilities or services contracted for by Mortgagor.

     8. Environmental Matters. No use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material (as defined) has occurred or is occurring on or from the property. All Hazardous Material used, treated, stored, transported to or from, generated or handled on the property has been disposed of on or off the property by or on behalf of Borrower in a lawful manner. There are no underground storage tanks present on or under the property. No other environmental, public health or safety hazards exist with respect to the property. "Hazardous Material" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental statute, rule or regulation or any federal, state or local governmental authority.

     9. Waste. The failure of Mortgagor to meet its maintenance obligations or to pay any taxes assessed against the premises or any insurance premium on policies covering any property located on the premises shall constitute waste as provided by MCLA 600.2927, MSA 27A.2927, and shall entitle Mortgagee to appoint a receiver of the property for the purpose of preventing the waste. The receiver may collect the rents and income from the premises.

     10. Condemnation. If the premises, or any part, are taken under the power of eminent domain, the entire award, to the full extent of the indebtedness, shall be paid to Mortgagee. Mortgagee is empowered in the name of Mortgagor to receive and give acquittance for any award, whether it is joint or several. However, Mortgagee shall not be held responsible for failing to collect any award.

     11. Mortgagee Expenses. If Mortgagor fails to meet any of its obligations under this Amended Consolidated Mortgage, Mortgagee shall have the right, but not the obligation, to perform in the place of Mortgagor. If Mortgagee incurs or expends any sums, including reasonable attorney fees, whether or not in connection with any action or proceeding, to (a) sustain the lien of this Amended Consolidated Mortgage or its priority, (b) protect or enforce any of Mortgagee's rights, (c) recover any part of the indebtedness, (d) meet an obligation of Mortgagor under this mortgage, or (e) collect insurance or condemnation proceeds, then those sums shall become immediately due and payable by Mortgagor with interest at the highest of the default rates set forth in the Notes from the date of Mortgagee's payment until paid by Mortgagor. The sums expended in this manner by Mortgagee shall be secured by this Amended Consolidated Mortgage and be a lien on the premises prior to any right, title, or interest on the premises attaching or accruing subsequent to the lien of this Amended Consolidated Mortgage.

     12. Assignment of Contracts and Licenses. Mortgagor assigns to Mortgagee, as further security for payment of the indebtedness, Mortgagor's interest in all agreements, contracts (including any contracts for the lease or sale of the premises), licenses, and permits affecting the premises. The assignment shall not be construed as a consent by Mortgagee to any agreement, contract, license or permit so assigned, or to impose any obligations on Mortgagee. Mortgagor shall not cancel, amend, permit, or cause a default or termination of any of the agreements, contracts, licenses, and permits used in conjunction with the operation of the premises without the written approval of Mortgagee.

     13. Assignment of Rents and Leases. As additional security for the payment of the indebtedness, Mortgagor assigns and transfers to Mortgagee, pursuant to 1953 PA 210, as amended by 1966 PA 151 (MCLA 554.231 et seq., MSA 26.1137(1) et
seq.), all the rents, profits, and income under all leases, occupancy agreements, or arrangements upon or affecting the premises (including any extensions or amendments) now in existence or coming into existence during the period this Amended Consolidated Mortgage is in effect. This assignment shall run with the land and be good and valid as against Mortgagor and those claiming under or through Mortgagor. This assignment shall continue to be operative during foreclosure or any other proceedings to enforce this Amended Consolidated Mortgage. If a foreclosure sale results in a deficiency, this assignment shall stand as security during the redemption period for the payment of the deficiency. This assignment is given only as collateral security and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

     In the event of default in any of the terms or covenants of this Amended Consolidated Mortgage, Mortgagee shall be entitled to all of the rights and benefits of MCLA 554.231B.233, MSA 26.1137(1)B(3) and 1966 PA 151, and Mortgagee shall be entitled to collect the rents and income from the premises, to rent or lease the premises on the terms that it may deem best, and to maintain proceedings to recover rents or possession of the premises from any tenant or trespasser.

     Mortgagee shall be entitled to enter the premises for the purpose of delivering notices or other communications to the tenants and occupants. Mortgagee shall have no liability to Mortgagor as a result of those acts.
Mortgagee may deliver all of the notices and communications by ordinary first-class U.S. mail.

     If Mortgagor obstructs Mortgagee in its efforts to collect the rents and income from the premises or unreasonably refuses or neglects to assist Mortgagee in collecting the rent and income, Mortgagee shall be entitled to appoint a receiver for the premises and the income, rents, and profits, with powers that the court making the appointment may confer.

     Mortgagor shall at no time collect advance rent in excess of one month under any lease pertaining to the premises, and Mortgagee shall not be bound by any rent prepayment made or received in violation of this paragraph. Mortgagee shall not have any obligation to collect rent or to enforce any other obligations of any tenant or occupant of the premises to Mortgagor. No action taken by Mortgagee under this paragraph shall cause Mortgagee to become a "mortgagee in possession."

     14. Performance of Leases. Mortgagor shall observe and perform all obligations contained in any lease affecting the premises. Mortgagor shall not default in performing any of the obligations imposed on Mortgagor by any lease if such a default gives the lessee the right to terminate or cancel the lease or offset against rentals. Upon request, Mortgagor shall furnish to Mortgagee a statement, in any reasonable detail that Mortgagee may request, of all leases relating to the premises and executed counterparts of any and all leases.

     15. Records. With respect to the premises and its operations, Mortgagor shall keep proper books in accordance with generally accepted accounting principles consistently applied. Mortgagee shall have the right to examine the books at reasonable times as Mortgagee may elect. Upon request, Mortgagor shall furnish to Mortgagee within sixty (60) days after the end of each calendar year, a financial statement of Mortgagor for the calendar year, in reasonable detail and stating in comparative form the figures as of the end of the previous calendar year, including statements of income and expense relating to operations of the premises, certified by an independent certified public accountant acceptable to Mortgagee. In addition, Mortgagor shall furnish to Mortgagee, in a form acceptable to Mortgagee, interim financial statements that Mortgagee may request, certified by Mortgagor.

     16. Waiver. If Mortgagee (a) grants any extension of time with respect to the payment of any part of the indebtedness, (b) takes other or additional security for the payment of the indebtedness, (c) waives or fails to exercise any right granted by this Amended Consolidated Mortgage or the Notes, (d) grants any release on any part of the security held for the payment of the indebtedness, or (e) amends any of the terms or provisions of this Amended Consolidated Mortgage or the Notes, such act, taking, waiver, omission, or amendment, as the case may be, shall not release Mortgagor under any covenant of this Amended Consolidated Mortgage or the Notes, nor preclude Mortgagee from exercising any right or power granted, nor impair the lien or priority of this Amended Consolidated Mortgage.

     17. Use of Premises. Mortgagor shall not make, or permit, without the prior written consent of Mortgagee, (a) any use of the premises for any purpose other than that for which they are now used; (b) any alterations of the buildings, improvements, and fixtures located on the premises; (c) any purchase, lease of, or agreement for any fixtures to be placed on the premises under which title is reserved in the vendor. Mortgagor shall execute and deliver documents that may be requested by Mortgagee to confirm the lien of this Amended Consolidated Mortgage on any fixtures, machinery, and equipment.

     18. Events of Default. The occurrences listed below shall be deemed events of default and shall entitle Mortgagee, at its option and without notice except as required by law, to exercise any one or any combination of remedies under this Amended Consolidated Mortgage or permitted by law:

     a. the failure by Mortgagor to (i) make any payment when due under the Notes, or (ii) to perform any of the other terms, covenants, or conditions of this Amended Consolidated Mortgage within a period of ten (10) days after written notice from Mortgagee of Mortgagor's failure;

     b. the institution of foreclosure or other proceedings to enforce any junior lien or encumbrance on the premises;

     c. the appointment by a court of a receiver or trustee of Mortgagor or for any property of Mortgagor;

     d. a decree by a court adjudicating Mortgagor a bankrupt or insolvent, or for the sequestration of any of Mortgagor's property;

     e. the filing of a petition in bankruptcy by or against Mortgagor under the federal Bankruptcy Code or any similar statute that is in effect;

     f. an assignment by Mortgagor for the benefit of creditors or a written admission by Mortgagor of the inability to pay debts generally as they become due;

     g. the failure to comply with all of the terms and covenants of any leases or other agreements, documents, or restrictions that now encumber, affect, or pertain to the premises;

     h. Mortgagor, without the written consent of Mortgagee, sells, conveys, or transfers the premises, any interest in the premises, or any rents or profits from the premises, or causes or allows any mortgage, lien, or other encumbrance, or any writ of attachment, garnishment, execution, or other legal process to be placed on the premises, or any part of the premises is transferred by operation of law;

     i. all or any part of the premises is damaged or destroyed by fire or other casualty, regardless of whether such damages or destruction is covered, in whole or in part, by a policy or policies of insurance, or all or any part of the premises is taken by power of eminent domain.

     19. Default Remedies. Upon the occurrence of any event of default of this Amended Consolidated Mortgage, Mortgagee shall have the option, in addition to and not in lieu of all other rights and remedies provided by law, to do any or all of the following:

     a. Without notice, except as expressly required by law, to declare the principal sum secured by the Amended Consolidated Mortgage, together with all interest and all other sums secured by this mortgage, to be immediately due and payable; to demand any installment payment due or to accelerate the Notes; and to institute any proceedings that Mortgagee deems necessary to collect and otherwise to enforce the indebtedness and obligations secured by this Mortgage and to protect the lien of this Amended Consolidated Mortgage.

     b. Commence foreclosure proceedings against the premises pursuant to applicable laws. Mortgagee's commencement of a foreclosure shall be deemed an exercise by Mortgagee of its option to accelerate the due date of all sums secured by this Amended Consolidated Mortgage. Mortgagor grants to Mortgagee, in the event of the occurrence of an event of default, the power to sell the premises at public auction by advertisement, without notice or hearing, except as required by Michigan statutes.

     c. To enter into peaceful possession of the premises and/or to receive the rent, income, and profits, and to apply those in accordance with paragraph 13.

     Mortgagor acknowledges having been advised that Mortgagee believes that the value of the security covered by this Amended Consolidated Mortgage is inextricably intertwined with the effectiveness of the management, maintenance, and general operation of the premises, and that Mortgagee would not make the loan secured by this Amended Consolidated Mortgage unless it could be assured that it would have the right to take possession of the premises in order to manage, control management, and enjoy the income, rents, and profits, immediately upon default by Mortgagor, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or that the redemption period may not have expired. Accordingly, Mortgagor knowingly and voluntarily waives all right to possession of the premises from and after the date of default, upon demand for possession by Mortgagee.

     20. Sale of Premises as a Whole or in Parcels. Upon any foreclosure sale of the premises, the premises may be sold either as a whole or in parcels, as Mortgagee may elect, and if in parcels, to be divided as Mortgagee may elect, or, at the election of Mortgagee, the premises may be offered first in parcels and then as a whole, with the offer producing the highest price for the entire property to prevail.

     21. Assignment. Mortgagor shall not make a conveyance of any interest in the premises. A "conveyance" of Mortgagor's interest in the premises shall include without limitation any voluntary or involuntary disposition or dilution of legal or beneficial title to the premises by any means. If ownership of the premises, or any part, becomes vested in a person other than Mortgagor (with or without Mortgagee's consent), Mortgagee may, without notice to Mortgagor, deal with the successors in interest with reference to this Amended Consolidated Mortgage or the Notes without in any way releasing or otherwise affecting Mortgagor's liability under the Notes and this Amended Consolidated Mortgage.

     22. Application of Proceeds. In the event of the payment to Mortgagee, pursuant to this Amended Consolidated Mortgage, of any rents or profits, or proceeds of any insurance or condemnation award, or proceeds from the sale of the premises upon foreclosure, Mortgagee shall have the right to apply the rents, profits, or proceeds, in amounts and proportions that Mortgagee shall, in its sole discretion, determine, against the cost and expenses incurred by Mortgagee in exercising its rights under this mortgage, payment of the interest and principal due under the Notes, payment of any other portion of the indebtedness, and payment of expenses incurred in preserving the premises. Application by Mortgagee of any proceeds toward the last maturing installments of principal and interest to become due or then due under the Notes shall not excuse Mortgagor from making the regularly scheduled payments due under the Notes and this Amended Consolidated Mortgage, nor shall the application reduce the amount of the payments. In the event of the payment of proceeds as a result of an insurance or condemnation award, Mortgagee shall have the right, but not the obligation, to require all or part of the proceeds of any insurance or condemnation award to be used to restore any part of the premises damaged or taken by reason of the occurrence which gave rise to the payment of the proceeds.

                   CAUTION: PARAGRAPH 23 CONTAINS A WAIVER OF
                             IMPORTANT LEGAL RIGHTS

     23. Waiver of Rights. This Amended Consolidated Mortgage contains a power of sale which permits Mortgagee to cause the premises to be sold in the event of a default. Mortgagee may elect to cause the premises to be sold by advertisement rather than pursuant to court action, and Mortgagor voluntarily and knowingly waives any right Mortgagor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. In addition, Mortgagor knowingly and voluntarily waives any right Mortgagor may have to remain in possession of the premises or to collect any rents or income therefrom during the pendency of any foreclosure proceedings and during any applicable redemption period. Also, paragraphs 18 and 21 above entitle Mortgagee to require immediate payment of the balance of the indebtedness in full if the premises are sold or otherwise transferred. By execution of this mortgage, Mortgagor represents and acknowledges that the meaning and consequences of these paragraphs have been discussed as fully as desired by Mortgagor with Mortgagor's legal counsel.

     24. Environmental Matters. Mortgagor agrees to indemnify Mortgagee against, and hold it harmless from, all obligations and liabilities relating to the premises arising out of claims made or suits brought for investigation, study, remedial work, monitoring, or other costs and expenses arising from or associated with response to any environmental matters, including but not limited to any (a) water pollution, air pollution, noise, odor, spills, leaks, or inadvertent discharges, emissions, or releases, or the generation, transportation, storage, treatment, or disposal of solid waste, including hazardous waste, hazardous substances, pollutants and contaminants; (b) injury, sickness, disease, or death of any person; or (c) damage to any property, regardless of whether the cause of the injury or damage occurred before or after the date of this Amended Consolidated Mortgage. Mortgagor further agrees that Mortgagee shall have no liability for any environmental contamination associated with Mortgagor's business or the premises, and that any involvement of Mortgagee with Mortgagor's business to protect its security interest in the premises shall not constitute Mortgagor as an "owner or operator" of Mortgagor's business for purposes of determining environmental liability. In any event, if Mortgagee becomes obligated, by judicial or administrative judgment or settlement of a claim, to pay any amounts for response to any environmental contamination associated or connected with Mortgagor's business or the premises, any payment by Mortgagee shall be deemed additional indebtedness secured by the lien of this mortgage, shall be immediately due and payable to Mortgagee, and shall bear interest until paid at the highest of the default interest rates specified in the Notes.

     25. Covenants Run with Land. All of the terms and covenants of this Amended Consolidated Mortgage shall run with the land and shall be binding on and inure to the benefit of the respective legal representatives and successors of the parties.

     26. Release of Amended Consolidated Mortgage. If Mortgagor pays to Mortgagee the money required by the Notes, in the manner and at the times provided in the Notes, and all other sums of the indebtedness payable by Mortgagor to Mortgagee, and keeps and performs the terms, covenants, and agreements of Mortgagor with Mortgagee, then this Amended Consolidated Mortgage shall be satisfied, and Mortgagee shall release this Amended Consolidated Mortgage.

     27. Notice. All notices, demands, and requests required or permitted to be given to Mortgagor or by law shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to Mortgagor or Mortgagee at their last known addresses.

     28. Severability. If any provision of this Amended Consolidated Mortgage is in conflict with any statute or rule of law of the State of Michigan or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability, but shall be deemed separable from and shall not invalidate any other provision of this Amended Consolidated Mortgage.

     29. Venue and Jurisdiction. All provisions of this Amended Consolidated Mortgage shall be governed by and construed in accordance with the laws of the State of Michigan. Venue shall be in Macomb County, Michigan for any action brought with regard to this Mortgage. Mortgagor consents to personal jurisdiction over it by any Michigan courts to the extent that personal jurisdiction may be necessary to enforce any of the provisions of this Amended Consolidated Mortgage.










                               [SIGNATURES FOLLOW]

      Signed on the date set forth above.

                                    MORTGAGOR:

WITNESSES:                          PHC OF MICHIGAN, INC.,
                                    a Massachusetts corporation


/s/  Janet Esterkes                 By:  /s/  Bruce A. Shear
Name:                                         Bruce A. Shear
                                              President

/s/  Erica H. Cashell
Name:


                                 ACKNOWLEDGMENT


STATE OF MASSACHUSETTS  )
COUNTY OF ESSEX         )


The foregoing instrument was acknowledged before me on December 10, 2001, by Bruce A. Shear, the President of PHC of Michigan, Inc., a Massachusetts corporation, on behalf of the corporation.


/s/  Paul C. Wurts
Notary Public, Essex County

My commission expires November 29, 2002.

                                   Exhibit "A"

                                Legal Description



Lots 32 and 33 of ASSESSOR'S CRICKLEWOOD PLAT, excepting therefrom that portion which lies Southerly of a line which is 50 feet Northerly of (as measured at right angles) and parallel to the Southerly line of fractional Section 13, Town 3 North, Range 14 East, City of New Baltimore, Macomb County, Michigan. Plat recorded in Liber 35 of Plats, Page 12, Macomb County Records.

ALSO EXCEPTING a portion of Lot 32 of "Assessor's Cricklewood Plat", described as follows:

Commencing at the original Southeast corner of said Lot 32 of said "Assessor's Cricklewood Plat"; thence North 01 degrees 41 minutes West 17.00 feet to the point of beginning, said point being on the Northerly right-of-way line of 23 Mile Road (50 feet wide); thence North 89 degrees 19 minutes West along said right-of-way 5.36 feet; thence leaving said right-of-way line North 00 degrees 59 minutes 17 seconds West, 576.95 feet to the Northerly line of said Lot 32; thence North 88 degrees 04 minutes East along said North line 8.43 feet to the Northeast corner of said Lot 32; thence South 00 degrees 41 minutes East along the Easterly line of said Lot 32, 577.25 feet back to the point of beginning.